UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 16, 2011

VULCAN MATERIALS COMPANY
(Exact name of registrant as specified in its charter)

New Jersey ___________________________ (State or other jurisdiction of incorporation)	001-33841 _____________________________ (Commission File Number)	20-8579133 ___________________________ (IRS Employer Identification No.)

1200 Urban Center Drive
Birmingham, Alabama 35242
(Address of principal executive offices) (zip code)

(205) 298-3000
Registrant's telephone number, including area code:

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

2011 Compensation Arrangements.

Long-Term Incentive Awards:

On February 16, 2011, the Compensation Committee authorized long-term incentive awards to be granted on March 1, 2011, to the NEOs pursuant to the Company’s 2006 Omnibus Long-Term Incentive Plan.

The following table sets forth the awards to be granted on March 1, 2011.  The SOSARs will have an exercise price equal to the closing price on the grant date.

Named Executive	Title	Performance Share Units	SOSAR Units
Donald M. James	Chairman and Chief Executive Officer	66,300	65,400
Daniel F. Sansone	Executive Vice President and Chief Financial Officer	21,600	21,200
Danny R. Shepherd	Executive Vice President, Construction Materials	20,600	20,300
Ronald G. McAbee(1)	Senior Vice President, Construction Materials – West	0	0
Robert A. Wason IV	Senior Vice President and General Counsel	10,100	10,000

 (1) Mr. McAbee retired effective February 1, 2011.

The Company has previously reported on Form 8-K the salary and short-term bonus opportunities for each of the NEOs for 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vulcan Materials Company

Date: February 22, 2011	By:	/s/ Robert A Wason IV
Robert A. Wason IV